SCHEDULE 14A -
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.______)

        Filed by the registrant   [X]

        Filed by a party other than the registrant   [   ]

        Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Section 240.14a-12

TENNANT COMPANY
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
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TENNANT COMPANY

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

MAY 4, 2006

To Our Shareholders:

        The Annual Meeting of Shareholders of Tennant Company will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, on Thursday, May 4, 2006, at 10:30 a.m., Central Daylight Time, for the following purposes:

(1)	To elect three directors for a three-year term, such that the total number of directors is eight;
(2)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company;
(3)	To approve the Amended and Restated 1999 Stock Incentive Plan; and
(4)	To act upon any other business that may properly come before the meeting.

        Only holders of Common Stock of record at the close of business on March 6, 2006, will be entitled to vote at the meeting or any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date and return your Proxy in the reply envelope provided. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense.

March 15, 2006	Heidi M. Hoard, Secretary

TENNANT COMPANY

E S T A B L I S H E D   1 8 7 0

701 N. LILAC DRIVE, P.O. BOX 1452, MINNEAPOLIS, MINN. 55440

TENNANT COMPANY
PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by Tennant Company (the “Company”), on behalf of its Board of Directors, of Proxies for the Annual Meeting of Shareholders to be held Thursday, May 4, 2006, at 10:30 a.m. Central Daylight Time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, and any adjournment thereof. Stock represented by Proxies will be voted as follows: where specification is made in the Proxy, the stock will be voted in accordance therewith; where no specification is made in the Proxy, the stock will be voted for all proposals. Proxies may be revoked at any time before being voted by giving written notice of revocation at the mailing address noted or at the meeting or by a later-dated Proxy delivered to an officer of the Company. Personal attendance and voting in person does not revoke a written Proxy.

        There were outstanding on March 6, 2006, the record date for shareholders entitled to vote at the meeting, 9,263,506 shares of Common Stock, each entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

        Expenses in connection with the solicitation of Proxies will be paid by the Company. Solicitation of Proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit Proxies, either personally or by telephone, or by special letter, from some of the shareholders. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

        The mailing address of the principal executive office of the Company is 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440-1452. This Proxy Statement and form of Proxy enclosed are being mailed to shareholders on or about March 22, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 6, 2006, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than 5% of its Common Stock, and information with respect to the Company’s Common Stock beneficially owned by directors (and director nominees) of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption “Executive Compensation” below (referred to as named executive officers) and all directors and executive officers (including named executive officers) of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Vanguard Fiduciary Trust Company(1) 500 Admiral Nelson Blvd. Malvern, PA 19355	1,050,589 shares(2) Vanguard has sole voting authority for 0 shares, shared voting authority for 1,050,589 shares, sole investment authority for 0 shares, and shared investment authority for 1,050,589 shares.	11.3%
Cooke & Bieler, L.P.(1) 1700 Market St., Ste. 3222 Philadelphia, PA 19103	539,238 shares Cooke & Bieler, L.P. has sole voting authority for 0 shares, shared voting authority for 254,633 shares, sole investment authority for 0 shares and shared investment authority for 531,438 shares.	5.8%
Capital Group International, Inc. and Capital Guardian Trust(1) 11100 Santa Monica Blvd. Los Angeles, CA 90025	528,700 shares Capital Group International, Inc. and Capital Guardian Trust have sole voting authority for 273,400 shares, shared voting authority for 0 shares, sole investment authority for 528,700 shares and shared investment authority for 528,700 shares.	5.7%
Janet M. Dolan	253,275 shares(3)(4)	2.7%
H. Chris Killingstad	39,205 shares(3)(5)	*
Anthony Lenders	3,978 shares	*
Rex L. Carter	31,777 shares(3)(6)	*
Anthony T. Brausen	7,109 shares(3)(7)	*
Eric A. Blanchard	4,165 shares(3)(8)	*
Jeffrey A. Balagna	1,299 shares(9)	*
James T. Hale	8,721 shares(10)	*
Pamela K. Knous	17,974 shares(11)	*
Edwin L. Russell	20,426 shares(12)	*
Stephen G. Shank	10,248 shares(13)	*
Frank L. Sims	13,959 shares(14)	*
Steven A. Sonnenberg	371 shares	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

All directors and executive officers as a group (20 persons)	479,727 shares(3)(15)	5.2%

*	An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of total.
(1)	The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2005.
(2)	This number includes 1,050,589 shares held in trust as of December 31, 2005, for the benefit of employees in certain of the Company’s employee benefit plans, all of which have been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received. Shares held by the trustee on behalf of the plans may be disposed of by the plans or the trustee only in accordance with the terms of the plans. For tender decisions, if no instruction is received from a participant, the shares will not be tendered.
(3)	Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.
(4)	Includes 211,254 shares covered by currently exercisable options granted to Ms. Dolan.
(5)	Includes 35,599 shares covered by currently exercisable options granted to Mr. Killingstad.
(6)	Includes 28,832 shares covered by currently exercisable options granted to Mr. Carter.
(7)	Includes 3,187 shares covered by currently exercisable options granted to Mr. Brausen.
(8)	Includes 2,428 shares covered by currently exercisable options granted to Mr. Blanchard.
(9)	Includes 333 shares covered by currently exercisable options granted to Mr. Balagna.
(10)	Includes 5,333 shares covered by currently exercisable options granted to Mr. Hale.
(11)	Includes 11,333 shares covered by currently exercisable options granted to Ms. Knous.
(12)	Includes 13,333 shares covered by currently exercisable options granted to Mr. Russell.
(13)	Includes 6,233 shares covered by currently exercisable options granted to Mr. Shank.
(14)	Includes 8,833 shares covered by currently exercisable options granted to Mr. Sims.
(15)	Includes 384,296 shares covered by currently exercisable options granted to executive officers (including named executive officers) and directors of the Company.

DIRECTORS

ELECTION OF DIRECTORS

        Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

        At the Annual Meeting, three directors are to be elected, such that the total number of directors is eight. The Board of Directors, upon recommendation of the Governance Committee, has designated Jeffrey A. Balagna, Edwin L. Russell and Steven A. Sonnenberg as nominees for election to serve three-year terms ending at the time of the Annual Meeting in 2009 and, in each case, until their successors are elected and have qualified. The nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in favor of the other nominees named and to vote for a substitute nominee selected by the Governance Committee.

        The affirmative vote of a plurality of the outstanding shares of Common Stock present and entitled to vote in person or by proxy on the election of directors is necessary to elect each nominee. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present or entitled to vote on the election of directors.

        The following information is furnished with respect to each nominee for election as a director and for each director whose current term of office will continue after the meeting:

Nominees for election for terms expiring in 2009 (Class II Directors):

JEFFREY A. BALAGNA, 45	Director Since 2004
Mr. Balagna has been the Executive Vice President, Chief Information and Customer Technology Officer of Carlson Companies, a marketing, travel and hospitality company, since July 2005. Prior to that, Mr. Balagna served as Senior Vice President and Chief Information Officer of Medtronic, Inc., a medical technology company, since March 2001. Prior to that, Mr. Balagna served as General Manager, Operations and e-Business, for General Electric Medical Systems Americas. Mr. Balagna serves as a member of the Audit and Executive Committees.

EDWIN L. RUSSELL, 61	Director Since 1997
Mr. Russell has been Chairman and Chief Executive Officer of Horizon Investments, a private investment firm, since August 2001. Mr. Russell joined ALLETE, a diversified company with holdings in energy and automotive services, as President in 1995 and served as its Chairman, President and Chief Executive Officer from 1996 until August 2001. Prior to joining ALLETE, Mr. Russell was Group Vice President of J. M. Huber Corporation, a broadly diversified manufacturing and natural resources company. Mr. Russell also serves as a director of Owens Forest Products Inc. and Blue Cross and Blue Shield of Rhode Island. Mr. Russell serves as a member of the Audit, Compensation and Executive Committees.
STEVEN A. SONNENBERG, 53	Director Since 2005
Mr. Sonnenberg has served as President of Rosemount, Inc., a division of Emerson Electric Company, a technology and engineering company, since 2002. Prior to this, beginning in 1992, Mr. Sonnenberg held various positions with Rosemount and Emerson, including General Manager of Rosemount China and most recently as President of Emerson Process Management Asia Pacific. Mr. Sonnenberg serves as a member of the Compensation and Executive Committees.

Directors whose terms expire in 2007 (Class III Directors):
JAMES T. HALE, 65	Director Since 2001
Mr. Hale has served as a consultant to Target Corporation, an operator of large-store general merchandise formats, since June 2004 and previously served as Executive Vice President, General Counsel and Corporate Secretary of Target from 2000 to 2004 and as Senior Vice President, General Counsel and Corporate Secretary of Target Corporation from 1981 to 2000. Prior to joining Target, Mr. Hale held various Vice President positions at General Mills, Inc., from 1979 to 1981. From 1966 to 1979, he practiced law at Faegre & Benson LLP. Mr. Hale serves as Chair of the Compensation Committee and as a member of the Governance and Executive Committees.
PAMELA K. KNOUS, 51	Director Since 1998
Ms. Knous has served as Executive Vice President and Chief Financial Officer of SUPERVALU INC., a leading food retail and distribution business, since September 1997. Ms. Knous serves as Chair of the Audit Committee and as a member of the Governance and Executive Committees.
H. CHRIS KILLINGSTAD, 50	Director Since 2005
Chris Killingstad is President and CEO of Tennant Company. Before joining Tennant in 2002 as Vice President - North America, Mr. Killingstad was with The Pillsbury Company, a food product manufacturer, for 12 years in several senior management positions, most recently Senior Vice President and General Manager. Prior to that, he was with Pepsi Cola International for eight years, where he last held the position of International Business Development Manager. Before that, Mr. Killingstad was in financial management with General Electric.

Directors whose terms expire in 2008 (Class I Directors):
STEPHEN G. SHANK, 62	Director Since 2000
Mr. Shank is co-founder of Capella University and has been its President, and is Chairman and Chief Executive Officer of Capella Education Company, since 1993. Capella University is an accredited online university offering undergraduate and graduate degree programs. Prior to founding Capella, Mr. Shank served for twelve years as chairman and chief executive officer of Tonka Corporation, a manufacturer of children’s toys and games. From 1974 to 1978, Mr. Shank served as General Counsel of Tonka Corporation. Mr. Shank began his career as an attorney with the Minneapolis law firm of Dorsey & Whitney in 1972. Mr. Shank serves as Chair of the Governance and Executive Committees and as a member of the Audit Committee.
FRANK L. SIMS, 55	Director Since 1999
Mr. Sims has been a Corporate Vice President and a member of the Management Corporate Center at Cargill since July 2000. Cargill, Inc., is a marketer and distributor of agricultural and industrial products and services. Mr. Sims has responsibility for Global Transportation and Supply Chain Solutions and serves as a member of the Risk Management and Financial Solutions Platform. Mr. Sims joined Cargill in 1972 and has served in a number of executive positions, including President of Cargill’s North American Grain Division from 1998 to 2000. Mr. Sims also serves as a director of Piper Jaffray Companies and Chairman of the Minneapolis Federal Reserve Bank. He is also a trustee of United Theological Seminary. Mr. Sims serves as a member of the Audit, Compensation and Executive Committees.

        The Board of Directors has determined that Mr. Balagna, Mr. Hale, Ms. Knous, Mr. Shank, Mr. Sims, Mr. Russell, and Mr. Sonnenberg, who constitute a majority of the Board and serve as members of various Board committees, are “independent” as defined by the listing standards of the NYSE. With respect to Mr. Hale, the Board of Directors considered the fact that he serves as a consultant, and formerly served as the Executive Vice President, General Counsel and Corporate Secretary, of Target Corporation and that Tennant had gross sales of approximately $319,000 to Target during 2005. With respect to Ms. Knous, the Board of Directors considered the fact that she is an executive officer of SUPERVALU, a company that purchased $559,000 of equipment from the Company in 2005. With respect to Mr. Sims, the Board of Directors considered the fact that he is an executive officer of Cargill, Incorporated, a company that purchased $279,000 of equipment from the Company in 2005. With respect to Mr. Sonnenberg, the Board of Directors considered the fact that he is an executive officer of Rosemount, Inc., a division of Emerson Electric Company, a company that purchased $138,000 of equipment from the Company in 2005. Certain of the Company’s non-employee directors are affiliated with other entities that have business relationships with the Company involving the purchase or sale of products and services by the Company; however, the amounts involved were less than $60,000 in 2005. The Board of Directors concluded that, based on all relevant facts and circumstances, none of these relationships constitutes a material relationship with the Company that would present a potential conflict of interest or otherwise interfere with the exercise by these directors of their independent judgment.

        During 2005, the Board of Directors met on five occasions. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of committees on which they served during 2005.

BOARD COMMITTEES

        Audit Committee.    The Board of Directors has an Audit Committee composed of Mr. Balagna, Ms. Knous, Mr. Russell, Mr. Shank and Mr. Sims, which met on nine occasions during 2005. The Board of Directors determined that all of the Audit Committee members have the requisite financial literacy required under the listing standards of the NYSE. The Board of Directors also determined that Ms. Knous has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant experience and that she is “independent” as defined by the NYSE.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended on February 18, 2004. The primary functions of the Audit Committee are to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function and the system of internal control over financial reporting.

        Compensation Committee.    The Board has a Compensation Committee composed of Mr. Hale, Mr. Russell, Mr. Sims and Mr. Sonnenberg, which met on three occasions during 2005. The primary functions of the Compensation Committee are to review and develop executive compensation plans of the Company and determine the compensation of officers.

        Executive Committee.    The Board has an Executive Committee composed of Mr. Balagna, Mr. Hale, Ms. Knous, Mr. Russell, Mr. Shank, Mr. Sims and Mr. Sonnenberg, which met four times during 2005. The primary functions of the Executive Committee include reviewing such matters and taking such actions as are appropriate to be reviewed or taken by all of the non-management directors of the Board of Directors, including the annual review of the Chief Executive Officer’s performance and the review and approval of the Company’s management succession plan. In addition, in 2005 the Executive Committee actively participated in the search for a new Chief Executive Officer, including participation in interviews, conference calls and meetings. The Executive Committee includes all non-management directors of the Board. Mr. Shank, who serves as Chair of the Executive Committee, presides at all such meetings.

        Governance Committee.    The Board has a Governance Committee composed of Mr. Hale, Ms. Knous and Mr. Shank, which met on five occasions in 2005. The primary functions of the Governance Committee are to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors, determining the composition of the Board of Directors and its committees, leading the Board of Directors in its annual review of the performance of the Board of Directors and recommending to the Board of Directors the Company’s Corporate Governance Principles.

        Committee Charters and Other Governance Documents.    Each of the committees of the Board of Directors has a charter that sets forth the committee’s purpose and responsibilities. All of the charters are available on the Company’s website at www.tennantco.com. The Company has also adopted Corporate Governance Principles and a Business Ethics Guide, copies of which are also available on the Company’s website.

NOMINATIONS FOR THE BOARD OF DIRECTORS

        The Governance Committee of the Board of Directors is responsible for recommending nominees for election to the Board of Directors. As specified in the Company’s Corporate Governance Principles, the Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of individual members, as well as the composition of the Board of Directors as a whole, in the context of the needs of the Company. The Governance Committee will review all nominees for director and recommend to the Board of Directors those nominees whose attributes it believes would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board, as well as the ability to represent effectively the interests of shareholders and other stakeholders generally. The Corporate Governance Principles also set forth certain requirements regarding the size of the Board of Directors, directors with job changes, director terms, other board service, retirement and independence matters.

        In 2005, the Board of Directors elected Mr. Sonnenberg to fill a vacancy on the Board of Directors. Mr. Sonnenberg was identified as a potential candidate by Ms. Janet Dolan, the Company’s former President and Chief Executive Officer, through her participation in a local business organization. Mr. Sonnenberg was then evaluated as a candidate by the non-management members of the Board of Directors. Mr. Balagna, a nominee who was elected to fill a vacancy in 2004, was identified by a former non-management member of the Board of Directors and evaluated as a candidate by non-management members of the Board of Directors. The Company did not retain assistance from any third party in evaluating these director candidates.

        The Governance Committee will consider director candidates recommended by shareholders from time to time, provided that the recommendation is accompanied by a sufficiently detailed description of the candidate’s background and qualifications to allow the Governance Committee to evaluate the candidate in light of the aforementioned criteria. Shareholders who wish to suggest qualified candidates to the Committee should write to the Chair of the Governance Committee at the Company’s principal executive office, stating in detail the candidate’s qualifications for consideration by the Committee. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company’s Restated Articles of Incorporation. Under the Company’s Restated Articles of Incorporation, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate with the independent members of the Board of Directors by writing to the Chair of the Executive Committee at the Company’s principal executive office, or by contacting the Company hotline which can be located through the Company’s website. All of the communications will be delivered to the General Counsel who will then forward all communications to the appropriate member(s) of the Board of Directors to address the matter.

        According to the Corporate Governance Principles, all members of the Board of Directors are encouraged to attend all annual meetings of shareholders. All of the directors attended the 2005 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

        Non-employee directors are compensated with an annual cash retainer, meeting fees, restricted stock and stock options.

        Each Board Year commences on the date of the annual meeting of shareholders in such year. In November of 2005, the Company hired an outside compensation consultant, Towers Perrin, to review the Company’s director compensation package and recommend changes. At its February 2006 meeting, the Compensation Committee approved changes, proposed by Towers Perrin, to the director compensation package for 2006.

        The table below summarizes the company’s compensation package for non-employee directors:

Compensation Element	2004 Board Year		2005 Board Year	2006 Board Year

Annual Cash Retainer	$20,000		$20,000	$25,000
Committee Chair Fees – Audit Committee	$3,000		$7,000	$10,000
Committee Chair Fees – Compensation and Governance Committees	$3,000		$3,000	$5,000
Meeting Fee	$1,000		$1,000	$1,000
Restricted Stock Grant(1)	2,158 shares	(2)	500 shares	750 shares
Stock Options(3)	1,000 shares		1,000 shares	1,000 shares

(1)	Shares of restricted stock are issued pursuant to the Tennant Company Restricted Stock Plan for Non-Employee Directors (the “Director Plan”). The Director Plan provides that the restrictions on the restricted stock will lapse only upon the first to occur of (a) the death of the director, (b) the disability of the director preventing continued service on the Board, (c) retirement of the director from the Board in accordance with any policy on retirement of Board members then in effect, (d) the termination of service as a director by reason of (i) resignation at the request of the Board, (ii) resignation on the date specified in a written notice given to the Board at least one year in advance, (iii) the director’s failure to have been nominated for reelection to the Board or to have been reelected by the shareholders, or (iv) the director’s removal by the shareholders, or (e) a change in control of the Company (as defined in the Director Plan). In addition to the foregoing events, the Board may provide for the lapse of restrictions in such other situations as it deems appropriate. In no event will the restrictions lapse prior to six months after the date of issuance. Upon the occurrence of an event causing the restrictions to lapse, restricted stock issued to the director in payment of the retainer for Board Years commencing following the occurrence of the event is forfeited and returned to the Company. Under the Director Plan, non-employee directors who are elected or appointed to the Board on a date other than a regular issue date receive a prorated number of shares of restricted stock. The options issued under the Director Option Plan will vest as to 33% of the shares subject to the option each year on a cumulative basis.
(2)	Grant of restricted stock covered the three Board Years commencing May 2, 2003.
(3)	Each stock option has an exercise price equal to Fair Market Value based on the closing price on the first business day of the Board Year and is issued pursuant to the Tennant Company Non-Employee Director Stock Option Plan (the “Director Option Plan”).

        Below is a table presenting the compensation earned by current non-employee directors in fiscal 2005 in accordance with the foregoing compensation programs:

Fiscal 2005 Compensation for Non-Employee Directors

Name	2005 fees earned in cash ($)(1)	Stock Awards (#)	Option Awards (#)

Jeffrey A. Balagna	$34,330	500	1,000
James T. Hale	$40,000	500	1,000
Pamela K. Knous	$49,000	500	1,000
Edwin L. Russell	$41,000	500	1,000
Stephen G. Shank	$50,000	500	1,000
Frank L. Sims	$39,000	500	1,000
Steven A. Sonnenberg	$21,300	371	742

(1)	Amounts reported include the following payments made to members of the Executive Committee in connection with the time devoted to participation in the CEO search: all directors except for Mr. Shank and Mr. Sonnenberg were awarded $5,000; Mr. Sonnenberg was awarded $2,500, and Mr. Shank, as chair of the Executive Committee, was awarded $10,000.

TENNANT COMPANY AUDIT COMMITTEE REPORT

        The Audit Committee’s meetings were designed to facilitate and encourage private communication between the Committee and the Company’s independent registered public accounting firm, KPMG LLP. In addition, the Committee complied with its charter responsibilities. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

        The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm the firm’s independence.

        Based upon the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of audited consolidated financial statements and the report of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Pamela K. Knous (Chair)	Jeffrey A. Balagna	Edwin L. Russell
	Stephen G. Shank	Frank L. Sims
Members of the Audit Committee

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and fees billed for audit-related, tax and all other services rendered by KPMG LLP for 2005 and 2004:

Description of Fees	2005 Amount	2004 Amount

Audit Fees(1)	$1,179,500	$1,418,250
Audit-Related Fees(2)	30,150	28,750
Tax Fees(3)	90,900	310,000
Other Fees	—	—

Total	$1,300,550	$1,757,000

(1)	Audit Fees include fees for the audit of internal controls over financial reporting in connection with KPMG’s attestation under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consisted primarily of audits of financial statements of employee benefit plans.
(3)	Tax Fees consisted primarily of international expatriate tax services and international tax compliance and consulting services.

        The Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on the Company’s website as an exhibit to the Audit Committee charter. The Audit Committee pre-approved 100% of the services described above pursuant to engagements that occurred in 2004 and 2005. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company’s independent registered public accounting firm.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Overview and Philosophy.    The Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for reviewing and developing executive compensation plans of the Company. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

        The objectives of the Company’s executive compensation program are to:
•	Motivate executives to achieve corporate goals by placing a significant portion of pay at risk.
•	Provide a strong link between the Company’s short- and long-term goals and executive compensation.
•	Provide competitive total compensation in order to attract and retain high-caliber key executives critical to the long-term success of the Company.
•	Align the executives’ interests with those of the shareholders by providing a significant portion of compensation in Company Common Stock.

        The executive compensation program is intended to provide an overall level of compensation opportunity that is competitive with that provided by other U.S. durable goods manufacturing companies of similar size. To determine competitiveness, the Committee annually uses compensation survey data, adjusted for sales volume, which is verified every year by an outside consultant. The last review by an outside consultant, conducted in February of 2005 for the executive team and again in June of 2005 during the Chief Executive Officer search, indicated that the Company’s total executive compensation was competitive. Actual compensation levels may be greater or less than average competitive levels depending on annual and long-term Company performance, individual performance against goals set at the beginning of the year, and scope of responsibilities. The Compensation Committee uses its discretion to set executive compensation at levels that are warranted in its judgment by external and internal comparisons and individual circumstances. The Company’s policy is to structure its compensation programs, where possible, to qualify for exemptions from the deduction limitations under the Internal Revenue Code Section 162(m). Certain of the Company’s compensation plans qualify for exemption from the deduction limitations under this Section.

        Executive Compensation Program.    The Company’s executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of cash-based awards, stock awards, restricted stock grants, performance shares and stock options. The long-term plans have a significant portion of their payout in Company Common Stock. In addition, executives receive various benefits, including medical and retirement plans, generally available to employees of the Company.

        Base Salary.    Base salary levels for the Company’s executives are competitively set relative to the average of other U.S. durable goods manufacturing companies of similar size. In determining salaries, the Compensation Committee also takes into account individual experience, performance, and scope of responsibility, although no particular weight is given to any one factor.

        Annual Cash Incentive Compensation.    The purpose of the Company’s Short-Term Incentive Plan is to provide a direct financial incentive in the form of annual cash incentives to executives to achieve their business units’ and/or the Company’s annual goals. Target incentive awards are set at a level consistent with the averages of other U.S. durable goods manufacturers, after adjusting for sales volume. In fiscal 2005, Company and business unit economic profit improvement was the financial metric used for the annual incentive plan. Economic profit (EP) is based on the Company’s net operating profit after taxes less a charge for net assets used in the business. Executives can earn incentive compensation based on the level of EP improvement year over year. Participants under this plan are permitted to defer all or any portion of this incentive into Company Common Stock units having a fair market value on the date of conversion of 120% of the cash incentive that is deferred.

        Long-Term Incentive Compensation.    The Company’s long-term incentive plans for executive officers and key managers include several stock-based award plans. The Company’s Long-Term

Incentive Plan is a three-year program designed to provide a direct financial incentive in the form of cash and Company Common Stock (30% cash and 70% stock in 2005) to executives to achieve the Company’s three-year financial goals. In 2005, cumulative Company EP improvement for the three-year period ending December 31, 2007, over the base year was the financial metric used.

        The Company also provides restricted stock and stock option awards. The restricted stock generally has one or two-year restriction periods, and, in some cases, is subject to the achievement of specific performance objectives. The stock options are non-qualified and generally have a 10-year term, three-year vesting and, for certain participants, under certain conditions, a one-time reload option upon exercise during the term for those options granted prior to March 1, 2004. The objectives of the plans are to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company’s Common Stock.

        The amount of the stock-based awards increases as a function of higher salary and position in the Company. The award amounts, as a percent of base salary, are reviewed and adjusted, as necessary, to ensure their competitiveness. During 2005, the Compensation Committee granted stock-based awards pursuant to the Short-Term Incentive Plan, Long-Term Incentive Plan, restricted stock and stock option programs.

        Stock Ownership Guidelines.    In order to better define for executives the minimum amount of stock that should be held, in 1993 the Compensation Committee established executive stock holding guidelines. These guidelines, which were revised in 1997 and again in 2004 to reflect the competitive environment, identify the amount of company stock-based holdings (including restricted and unrestricted shares, deferred stock units, shares held under Company benefit plans, and potential gains from vested and unvested options) which each executive should hold as a multiple of his or her base pay. Officers have five years from employment or promotion to meet these guidelines. The current guidelines are: CEO—five times base salary, and Vice Presidents—one times base salary. Each year, the Committee reviews the progress of each executive toward those goals. The Committee is satisfied with the progress made by the Company’s executives in 2005 toward achievement of these goals.

        Chief Executive Officer Compensation.    Ms. Dolan’s fiscal 2005 base salary and incentive award were determined by the Compensation Committee in accordance with the methodology described above. Ms. Dolan retired as the Chief Executive Officer on December 1, 2005.

Base Salary	—	Ms. Dolan’s total base salary for fiscal 2005 was $504,141.
Annual Incentive	—	Ms. Dolan earned $893,257 as an annual incentive for fiscal 2005. For 2005, Ms. Dolan’s target annual incentive was set to 70% of her base salary. Based upon achievement of the Company’s economic improvement target and an individual performance multiplier of 100%, Ms. Dolan received an annual incentive equal to 253.1% of her target incentive. Amounts for 2005 represent Management Incentive Plan payouts and any other annual incentive amounts.
Long-Term Performance Grants	—	Ms. Dolan earned no Long-Term Incentive Plan award for fiscal 2005. She received a restricted stock grant having a value of $25,019 in 2005.

        Mr. Killingstad’s fiscal 2005 base salary and incentive award were also determined by the Compensation Committee in accordance with the methodology described above. Mr. Killingstad was promoted to Chief Executive Officer on December 1, 2005.

Base Salary	—	Mr. Killingstad’s total base salary for fiscal 2005 was $342,600.
Annual Incentive	—	Mr. Killingstad earned $441,704 as an annual incentive for fiscal 2005. For 2005, Mr. Killingstad’s target annual incentive was set to 50% of his base salary. Based upon achievement of the company’s economic improvement target and an individual performance multiplier of 100%, Mr. Killingstad received an annual incentive equal to 258% of his target incentive. Amounts for 2005 represent Management Incentive Plan payouts and any other annual incentive amounts.
Long-Term Performance Grants	—	Mr. Killingstad earned no Long-Term Incentive Plan award for fiscal 2005. He received a restricted stock grant having a value of $16,018 in 2005.
Performance Shares	—	Mr. Killingstad received performance shares that will be earned if the Company achieves specified total shareholder return objectives (as defined in the performance share agreement) measured during the third, fourth and fifth years following Mr. Killingstad’s appointment as President and Chief Executive Officer. If the objective is achieved by November 30, 2008, Mr. Killingstad will earn 20,000 shares. If the objective for such year is not achieved, but the objective specified for November 30, 2009 is achieved, Mr. Killingstad will earn 13,333 shares. If the objective for November 30, 2009 is not achieved, but the objective specified for November 30, 2010 is achieved, Mr. Killingstad will earn 6,667 shares.
James T. Hale (Chair)	Edwin L. Russell	Frank L. Sims
Steven A. Sonnenberg

Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each person who served as Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in 2005 (the “named executive officers”).

				Long-Term Compensation

	Annual Compensation			Awards		Payouts

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation(4) ($)

Janet M. Dolan President and Chief Executive Officer(5)	2005	504,141	893,257	25,019	0	0	69,176
	2004	475,900	397,800	25,027	29,000	0	34,602
	2003	450,000	100,777	25,004	36,600	87,033	22,614
H. Chris Killingstad President and Chief Executive Officer(6)	2005	342,600	441,704	16,018	0	0	43,488
	2004	329,300	224,400	16,021	9,600	0	22,501
	2003	317,200	45,752	53,343	18,600	0	14,257
Anthony Lenders Vice President and Managing Director Europe(7)	2005	292,394	215,712	12,013	0	0	439,813
	2004	325,500	103,600	12,037	7,400	0	0
	2003	290,826	29,702	12,029	7,600	3,074	0

Rex L. Carter Senior Vice President, Operations and Systems	2005	302,900	322,056	12,013	7,500	0	34,985
	2004	291,600	153,200	55,337	7,100	0	19,983
	2003	263,938	41,459	39,378	8,500	0	16,197
Anthony T. Brausen Vice President and Chief Financial Officer(8)	2005	286,900	258,234	12,013	0	0	31,480
	2004	272,200	123,500	12,037	6,700	0	18,635
	2003	257,580	38,402	35,861	8,400	11,648	12,936
Eric A. Blanchard Vice President, General Counsel and Secretary(9)	2005	262,403	209,922	12,013	761	0	29,333
	2004	251,353	129,046	51,007	11,200	0	17,236
	2003	240,000	35,885	12,029	7,900	0	8,031

(1)	A deferral plan is provided for Tennant executives, which allows them to defer a portion of their salary. Executives may elect to defer up to 25% of their current year salary. The amounts shown in the above table include any amounts thus deferred; however, of the total 2005 salaries shown in the table, no salary deferral has been made. Payout is made in cash within ten years of termination of employment. Interest is paid on these deferred amounts at a rate set annually by the Compensation Committee. For 2006 the interest rate has been set at 5.57% of the amounts deferred.
(2)	Bonuses for Dolan and Carter are based upon achievement of the Company’s economic improvement target for a bonus equal to 253% of target, with the bonus for Carter in excess of 200% of target paid in restricted shares vesting 50% per year over two years. Bonuses for Killingstad and Lenders are based upon achievement of Company and business unit targets for a bonus equal to 258% and 211%, respectively, with amounts in excess of 200% paid in restricted shares vesting 50% per year over two years. Bonuses for Brausen and Blanchard are based upon achievement of the Company’s economic improvement target and are capped at 200% of target.
(3)	The value of the restricted stock awards was determined by multiplying the Fair Market Value of the Company’s Common Stock on the date of grant by the number of shares awarded. Using the fair market value of the Company’s Common Stock as of December 31, 2005, the number and value of restricted stock awards held by the named executive officers were as follows: 1,209 shares ($62,868) to Ms. Dolan, 774 shares ($40,248) to Mr. Killingstad, 581 shares ($30,212) to Mr. Lenders, 1,581 shares ($82,212) to Mr. Carter, 581 shares ($30,212) to Mr. Brausen, and 1,481 shares ($77,012) to Mr. Blanchard. These shares of restricted stock have a two-year vesting period from respective dates of issuance, with a portion of these shares vesting after year one. Dividends are paid on restricted stock awards at the same time and rate as paid to all shareholders.
(4)	Amounts represent payments under the Tennant Profit Sharing and ESOP Plan and the Company’s Excess Benefit Plan as follows: (a) Profit Sharing Contributions were paid as follows for 2003, 2004 and 2005, respectively: $9,046, $17,301 and $42,119 to Ms. Dolan; $4,392, $11,250 and $26,478 to Mr. Killingstad; $6,479, $9,992 and $21,301 to Mr. Carter; $5,174, $9,318 and $19,167 to Mr. Brausen; and $554, $8,618 and $17,860 to Mr. Blanchard; (b) Employer Matching Contributions relating to employee Individual Shelter

Contributions (Internal Revenue Code Section 401(k) contributions) were paid as follows for 2003, 2004 and 2005, respectively, through the allocation of Company Common Stock from the unallocated ESOP reserve: $6,000, $6,150 and $6,300 to Ms. Dolan; $6,000, $6,150 and $6,300 to Mr. Killingstad; $6,000, $6,150 and $6,300 to Mr. Carter; $6,000, $6,150 and $6,300 to Mr. Brausen; and $6,000, $6,150 and $6,300 to Mr. Blanchard; and (c) Excess Benefit Plan awards were made as follows for 2003, 2004 and 2005, respectively: $7,568, $11,151 and $20,757 to Ms. Dolan; $3,865, $5,101 and $10,710 to Mr. Killingstad; $3,718, $3,841 and $7,384 to Mr. Carter; $1,762, $3,167 and $6,013 to Mr. Brausen; and $1,477, $2,468, and $5,173 to Mr. Blanchard. Mr. Lenders is a Dutch national and a resident of Belgium and does not participate in these compensatory programs. The amount for Mr. Lenders in 2005 represents contractual obligations of $439,813 accrued for payment to Mr. Lenders in connection with his departure from the Company in late 2006 or early 2007.
(5)	Ms. Dolan retired as President and Chief Executive Officer effective December 1, 2005.
(6)	Mr. Killingstad became President and Chief Executive Officer effective December 1, 2005.
(7)	Mr. Lenders’ compensation amounts stated in dollars are affected by changes in the Euro/U.S. dollar foreign exchange rates.
(8)	Mr. Brausen resigned as Chief Financial Officer effective January 20, 2006, and as Vice President effective February 24, 2006.
(9)	Mr. Blanchard resigned as General Counsel and Secretary effective December 1, 2005, and as Vice President effective January 3, 2006.

STOCK OPTION AWARDS IN LAST FISCAL YEAR

        The following table summarizes Stock Option awards made during the last fiscal year under the Tennant Company 1995 and 1999 Stock Incentive Plans, as amended (collectively, the “Plans”), for the named executive officers.

Name	Options Granted (#)(1)	% of Total Options Granted to Employees During Fiscal Year	Exercise Price ($/sh)(2)	Expiration Date	Grant Date Present Value($)(3)

Janet Dolan	28,266	29.4%	51.66	12/31/2010	369,776
H. Chris Killingstad	0
Anthony Lenders	0
Rex Carter	7,500	7.8%	47.42	11/8/2015	86,407
Anthony Brausen	3,187	3.3%	47.42	5/25/2006	36,121
Eric Blanchard	761	0.8%	47.42	4/3/2006	8,625

(1)	All such options granted under the Plans are nonqualified options, and are exercisable 33% per year, on a cumulative basis, beginning one year after the date of the grant. Such options become immediately exercisable, however, upon (a) death, disability, or retirement of the holder, or (b) a change of control (defined as certain changes in the Company’s Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company).
(2)	The exercise price of such options is not less than the Fair Market Value (as defined in the Plans) of a share of Common Stock at the time of grant.
(3)	The grant date present value shown is an estimate only, arrived at using the Black-Scholes option pricing model, with the following weighted average assumptions as of the grant date: risk-free interest rate of 4.5%, expected life of option of six years, expected dividend yield of 2.2% and expected stock volatility of 25%. The actual value, if any, realized on the stock options will depend on the actual performance of the Company’s Common Stock and the timing of exercises.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(1)

Name	Shares Acquired on Exercise (#)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(3)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Janet Dolan	44,089	893,938	211,254	0	3,005,702	0
H. Chris Killingstad	0	0	35,559	12,601	492,946	196,753
Anthony Lenders	22,482	295,170	0	7,468	0	104,191
Rex Carter	0	0	28,832	15,068	449,446	142,006
Anthony Brausen	29,033	322,159	3,187	7,267	14,245	105,023
Eric Blanchard	18,988	249,938	761	10,863	3,401	127,070

(1)	Fiscal year ended December 31, 2005.
(2)	Value realized equals the number of shares exercised multiplied by the difference between market price and option price, before any provision for taxes.
(3)	Market value of underlying securities at fiscal year-end minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, as of December 31, 2005.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))

Equity compensation plans approved by security holders	1,132,381	$38.29	228,477
Equity compensation plans not approved by security holders	0	0	0

Total	1,132,381	$38.29	228,477

(1)	Amount includes outstanding awards under the 1992 Stock Incentive Plan, the 1993 Non-Employee Director Plan, the 1995 Stock Incentive Plan, the 1997 Non-Employee Director Stock Option Plan, the 1998 Management Incentive Plan, and the 1999 Stock Incentive Plan, each as amended (the “Plans”). Amount includes 1,025,886 shares of Common Stock that may be issued upon exercise of outstanding stock options under the Plans. Amount also includes 9,151 shares of Common Stock that may be issued upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes 16,205 shares of Common Stock that may be issued upon settlement of deferred stock units (phantom stock) under the Plans. Stock appreciation rights and deferred stock units may be settled in cash, stock or a combination of both. Amount also includes 90,290 shares of Common Stock that may be issued upon settlement of performance shares. Column (a) includes the maximum number of shares that could be issued upon a complete distribution of all outstanding stock options, stock appreciation rights, and deferred stock units and performance shares. Amount excludes awards under the 2003 and 2004 Long-Term Incentive Plans that are denominated in cash but paid in shares because the number of shares will depend on the level of performance and the value of the Company’s Common Stock upon payment.
(2)	Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

MANAGEMENT AGREEMENTS

        The Company is a party to agreements (the “Agreements”) with certain of the executive officers of the Company. (Technically, there are three agreements with each executive officer that together act as the complete employment contract between the Company and said executive. Collectively these agreements are referred to as the “Agreements” herein.) The purpose of the Agreements is to 1) document the terms of the employment relationship between the Company and the executive and 2) encourage the executive to continue to carry out his or her duties in the event of the possibility of a change in control of the Company and to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company. The Agreements described below include certain amendments approved by the Compensation Committee in February 2006 to bring the Agreements into compliance with the provisions of Section 409A of the American Jobs Creation Act of 2004.

        The Agreements provide that the executive is entitled to receive his or her stated annual base salary, which is subject to annual review and adjustment by the Board of Directors. Each Agreement provides that the Board of Directors may not decrease the executive’s annual base salary by more than 15% of the executive’s prior year annual base salary. The Agreements also provide that the executive will participate in certain of the Company’s incentive programs and the Company’s general benefits programs. Following termination of employment with the Company, an executive agrees to provide limited consulting services, not to compete with the Company, not to solicit employees and customers and not to disclose confidential information of the Company.

        The Agreements provide that if the executive’s employment is involuntarily terminated by the Company without cause or is terminated by the executive for good reason, as defined in the applicable Agreements, other than in a change in control situation, the executive is entitled to receive an amount equal to one year’s base salary, the amount of the full year’s short term incentive award that would have been payable if the performance targets had been met and continued medical/dental benefits and the value of life insurance for 12 months.

        Under the terms of the Agreements, if, between the occurrence of a change in control of the Company and the three-year anniversary date of such occurrence (the “transition period”), an executive’s employment is involuntarily terminated by the company without cause or is terminated by the executive for good reason, as defined in the applicable Agreements, the executive will be entitled to receive severance compensation (as described below) and to receive continued medical/dental benefits (or access to such benefits) comparable to the programs in which the executive participated during employment with the Company. Such compensation is payable also if the termination occurs before the change in control but after steps to change control have been taken, provided that a change in control ultimately occurs.

        Severance compensation in connection with such changes in control consists of three times the executive’s average annual taxable compensation during the executive’s five taxable years preceding the change in control, minus $1.00; a pro rata payment of the short-term incentive plan, assuming all performance targets were met, plus the continuation of medical/dental benefits and the value of continued life insurance through the end of the transition period. The payment is subject to reduction for the amount of any other severance compensation the executive is eligible to receive from the Company under any other agreement or plan of the Company providing compensation in the event of involuntary termination and to the extent necessary to avoid excise taxation to the executive or non-deductibility to the Company under federal income tax laws.

        If an executive subject to the Agreements voluntarily resigns his or employment within 30 days after the first anniversary of a change in control and such resignation is without good reason, the executive is nevertheless entitled to payment of one times the five-year average annual compensation, plus incentive payments and continued medical/dental benefits comparable to the programs in which the executive participated during employment with the Company, subject to the same reductions described above for an involuntary termination without cause or resignation for good reason.

        All severance compensation is conditioned upon the executive’s compliance with the confidentiality, non-compete, non-solicit and consulting obligations, as well as the executive’s agreement to a release of claims.

        Severance payments relating to a change in control are payable in a lump sum upon termination. As of the date of this Proxy Statement, the total compensation in the event of a termination without cause following a change in control (assuming no reductions) would be, for Mr. Killingstad, $1,295,571; for Mr. Lenders, $804,040; and for Mr. Carter, $1,039,395. The Company also will reimburse executives for legal fees and expenses incurred in resolving disputes under the Agreements.

TENNANT COMPANY PENSION PLAN

        The TENNANT Company Pension Plan provides fixed retirement benefits for certain employees of the Company. Based upon certain assumptions, including continuation of the Pension Plan as of January 1, 2006, without amendment, the following table shows the annual retirement benefits (including the additional retirement benefits described in the second sentence under “TENNANT Company Excess Benefit Plan” below) which would be payable as a straight life annuity commencing at age 65 to persons at various salary levels after specified years of service.

TENNANT PROXY STATEMENT TABLE OF TOTAL RETIREMENT
BENEFITS FOR DIRECTOR-LEVEL AND ABOVE PARTICIPANTS

Annual Compensation	Years of Service

	10	15	20	25	30

$50,000	4,027	6,040	8,054	10,067	12,081
100,000	11,027	16,540	22,054	27,567	33,081
150,000	18,027	27,040	36,054	45,067	54,081
200,000	25,027	37,540	50,054	62,567	75,081
250,000	32,027	48,040	64,054	80,067	96,081
300,000	39,027	58,540	78,054	97,567	117,081
350,000	46,027	69,040	92,054	115,067	138,081
400,000	53,027	79,540	106,054	132,567	159,081
450,000	60,027	90,040	120,054	150,067	180,081
500,000	67,027	100,540	134,054	167,567	201,081
550,000	74,027	111,040	148,054	185,067	222,081
600,000	81,027	121,540	162,054	202,567	243,081
650,000	88,027	132,040	176,054	220,067	264,081

        Under the Pension Plan, benefits are payable based upon a percentage of a participant’s final average pay excluding bonus, overtime or other special forms of remuneration. Currently under ERISA, as amended, the maximum annual amount that can be paid during 2006 to any individual is $175,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the TENNANT Company Excess Benefit Plan. The years of credited service under the Pension Plan for the named executive officers are: Ms. Dolan 20 years, and Mr. Brausen 6 years. The final average pay used by the Plan to determine benefits payable pursuant to the above table as of December 31, 2005, was $575,608 for Ms. Dolan and $284,557 for Mr. Brausen.

        The figures above are not subject to deductions for Social Security or other offset amounts.

TENNANT COMPANY EXCESS BENEFIT PLAN

        An Excess Benefit Plan provides additional retirement benefits for highly compensated employees participating in the TENNANT Company Profit Sharing and Employee Stock Ownership Plan or the Pension Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Pension Plan if (a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings for the year in which they were earned, and (c) deferred salaries were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral. Employees participating in the Excess Benefit Plan also receive cash payments of amounts which would have been contributed by the Company to the TENNANT Company Profit Sharing and Employee Stock Ownership Plan as Profit Related Retirement Contributions or Matching Contributions if various limitations imposed by the Internal Revenue Code were not applicable.

        The figures above are not subject to deductions for Social Security or other offset amounts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2005, except for an initial Form 3 filing for Andrew J. Eckert which failed to include certain deferred stock units. A Form 3/A was filed to correct this on February 28, 2006.

COMPARATIVE STOCK PERFORMANCE

        The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the Overall Stock Market Performance Index (Hemscott Composite Index) and the Industry Index (Hemscott Group Index 62 – Industrial Goods, Manufacturing).

        This assumes an investment of $100 in the Company’s Common Stock, the Hemscott Composite Index and the Hemscott Group Index on December 31, 2000, with reinvestment of all dividends. The Hemscott Indexes presented are the same as the CoreData Group Indexes used last year and the MGFS Indexes used in prior years (MGFS changed its name to CoreData in 2004 and to Hemscott in 2005).

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Assumes $100 invested on December 31, 2000, with dividends reinvested.

	2000	2001	2002	2003	2004	2005

TENNANT COMPANY	100.00	78.90	70.90	96.33	89.67	120.21
HEMSCOTT GROUP INDEX	100.00	100.27	88.94	128.21	157.78	173.75
HEMSCOTT COMPOSITE INDEX	100.00	88.54	70.33	93.63	105.02	112.46

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At the annual meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2006. KPMG LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1954. The Company has been advised that a representative of the firm will attend the shareholders’ meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm desires to do so.

APPROVAL OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

INTRODUCTION

        The Company’s Board of Directors, upon recommendation of the Compensation Committee of the Board, approved the amendment and restatement of the Tennant Company Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”) to be effective upon shareholder approval at the Annual Meeting. The amended and restated 1999 Plan, among other things, increases the number of shares available under the 1999 Plan. Upon obtaining shareholder approval of this increase in the shares available for issuance under the 1999 Plan, the Company will cease grants of future awards under the Company’s 1995 Stock Incentive Plan and the 1998 Management Incentive Plan, which will offset the increase under the 1999 Plan.

        In addition, the 1999 Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding deductibility of executive compensation, and the Company seeks re-approval from shareholders of the performance measures set forth in the 1999 Plan.

        The 1999 Plan, as proposed to be amended and restated, also includes corresponding changes to certain share sub-limits under the 1999 Plan, revises the add-back provisions of the 1999 Plan and adds a termination date for the 1999 Plan of May 4, 2009. These amendments are described in more detail below.

SHARES AVAILABLE FOR GRANT UNDER EQUITY COMPENSATION PLANS

        In addition to the 1999 Plan, the Company has historically issued stock-based compensation awards to the Company’s employees and consultants under the 1992 Stock Incentive Plan (the “1992 Plan”), 1995 Stock Incentive Plan (the “1995 Plan”), and the 1998 Management Incentive Plan (the “1998 Plan”). If the proposal to amend and restate the 1999 Plan is approved by the Company’s shareholders, the Company will terminate future grants under the 1995 Plan and 1998 Plan so that no new awards will be made under those plans. Awards previously granted under those plans will remain outstanding and continue to be governed by the terms of the plans under which they were granted.

        The table below shows the shares, as of March 1, 2006, reserved for issuance of outstanding awards and available for future grant under each of the Company’s equity compensation plans in which the Company’s employees are eligible to participate. The table also shows how these share counts will change if the proposal is approved by shareholders, and demonstrates that the proposal will not result in any net increase in shares available under the plans.

	CURRENT		AS PROPOSED TO BE AMENDED

	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards

1992 Plan (Expired)	71,042	0	71,042	0
1995 Plan	297,878	8,286	297,878	0
1998 Plan	16,309	69,944	16,309	0
1999 Plan	612,505	11,807	612,505	90,037

Total	997,734	90,037	997,734	90,037

        The Company also issues restricted stock to the non-employee directors on the Board of Directors under the Restricted Stock Plan for Non-Employee Directors, under which 64,581 shares are available for future awards, and issues stock options to the non-employee directors on its Board of Directors under the Non-Employee Director Stock Option Plan under which 82,142 shares are reserved for issuance pursuant to outstanding awards and 40,858 shares are available for future awards. These non-employee director plans will not be affected by the proposal and will continue to operate as currently in effect.

SUMMARY OF THE PROPOSED AMENDMENT AND RESTATEMENT

        The 1999 Plan contains more flexible terms than the 1995 Plan and 1998 Plan and it incorporates the Company’s most recent terms and conditions for equity awards. Accordingly, the purpose of the proposal is to effectively transfer shares available under the 1995 Plan and 1998 Plan to the 1999 Plan to ensure that the Company has the flexibility to meet its needs for granting incentive awards in accordance with its current equity programs and objectives for 2007.

        The Compensation Committee and the Board of Directors believe that stock-based compensation programs are a key element in achieving the Company’s continued financial and operational success. The Company’s compensation programs have been designed to motivate key personnel to produce a superior shareholder return. Increasing the shares available under the 1999 Plan will enable the Company to continue providing stock-based incentive awards to employees in accordance with recent practices.

        The proposed amendment and restatement of the 1999 Plan includes the following amendments:
•	increase in the number of shares available by 78,230, which is the number of shares available under the 1995 Plan and 1998 Plan that are effectively being transferred to the 1999 Plan;
•	include provision to add-back shares that would become available for issuance under the 1995 Plan and 1998 Plan; and
•	limit the term of the 1999 Plan to expire on May 4, 2009, which is ten years from the date the shareholders originally adopted the 1999 Plan.

SUMMARY OF THE 1999 PLAN

        The 1999 Plan was originally effective as of January 1, 1999 and the shareholders approved the 1999 Plan on May 6, 1999. On February 23, 2001, the Board of Directors approved an amendment and restatement of the 1999 Plan, which was approved by the shareholders of the Company on May 3, 2001. On February 15, 2006, upon recommendation of the Compensation Committee, the Board of Directors approved this further amendment and restatement of the 1999 Plan.

        A copy of the 1999 Plan, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix A, and this discussion is qualified in its entirety by reference to the full text of the 1999 Plan.

PURPOSE OF THE 1999 PLAN

        The purpose of the 1999 Plan is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The 1999 Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

        The 1999 Plan is administered by a committee (the “Committee”) of three or more directors who are “non-employee directors” within the meaning of Rule 16b-3 (“Exchange Act Rule 16b-3”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The 1999 Plan is administered by the Compensation Committee of the Board of Directors, all of whose members are both “non-employee directors” for purposes of Exchange Act Rule 16b-3 and “outside directors” for purposes of Section 162(m) of the Code. The Committee has the exclusive power to make awards under the 1999 Plan, to determine when and to whom awards will be granted, and to fix the form, amount, and other terms and conditions of each award, subject to the provisions of the 1999 Plan. The Committee has the authority to interpret the 1999 Plan and any award or agreement made under the 1999 Plan, to establish, amend, waive, and rescind any rules and regulations relating to the administration of the 1999 Plan, to determine the terms and provisions of any agreements entered into under the 1999 Plan (not inconsistent with the 1999 Plan), and to make all other determinations necessary or advisable for the administration of the 1999 Plan. The Committee may delegate all or part of its responsibilities under the 1999 Plan to persons who are not “non-employee directors” within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ELIGIBILITY AND NUMBER OF SHARES

        All employees of the Company and its affiliates are eligible to receive awards under the 1999 Plan. The Company and its affiliates currently have approximately 2,500 employees. Awards other than incentive stock options (see “Types of Awards” below) also may be awarded by the Committee to individuals who are not employees but who provide services to the Company or its affiliates in the capacity of an independent contractor.

        As of March 1, 2006, the total number of shares of Company Common Stock available for distribution under the 1999 Plan was 975,000 (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company), of which 963,193 shares have been issued or are reserved for issuance pursuant to outstanding awards under the 1999 Plan and 11,807 shares are available for future awards. If the amendment and restatement of the 1999 Plan is approved by the shareholders, the total number of shares remaining available for distribution under the 1999 Plan will increase by 78,230 shares to 90,037.

        No participant may receive any combination of options and stock appreciation rights relating to more than 50,000 shares in the aggregate in any year under the 1999 Plan. No participant may receive performance shares relating to more than 50,000 shares pursuant to awards in any year under the 1999 Plan. No more than 150,000 shares in the aggregate may be issued pursuant to awards of performance shares to all participants under the 1999 Plan during the term of the 1999 Plan. No more than 25% of all shares subject to the 1999 Plan may be granted in the aggregate pursuant to restricted stock and other stock-based awards (as defined in “Types of Awards” below). The closing sale price of a share of the Company’s Common Stock on the New York Stock Exchange on March 1, 2006 was $45.86 per share.

        The 1999 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendment by the Company (with the approval of the Committee), provided that no amendment that is deemed by the Committee to be materially adverse to the participant may be made unilaterally unless it is required by law. Any shares of Company Common Stock subject to an award under the 1999 Plan which are not used because the award expires without all shares subject thereto having been issued or because the terms and conditions of the award are not met may again be used for an award under the 1999 Plan. Any shares that are the subject of awards which are subsequently forfeited to the Company pursuant to the restrictions applicable to such award also may again be used for an award under the 1999 Plan. Moreover, if a participant exercises a stock appreciation right, any shares covered by the stock appreciation right in excess of the number of shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of shares equal in value to the amount of such settlement, based on the fair market value, as defined in the 1999 Plan, of such shares on the date of such exercise) may again be used for an award under the 1999 Plan.

TYPES OF AWARDS

        The types of awards that may be granted under the 1999 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance shares). Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant.

        In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 1999 Plan are as follows:

         Incentive and Nonqualified Stock Options.    Both incentive and nonqualified stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of their fair market value (as defined in the 1999 Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (a) no incentive stock options may be granted more than ten years after the effective date of the 1999 Plan; (b) an incentive stock option shall not be exercisable more than ten years after the date of grant; and (c) the aggregate fair market value of the shares of Company Common Stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 1999 Plan or any other plan of the Company. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

        The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

        Stock Appreciation Rights and Performance Shares.    The value of a stock appreciation right granted to a recipient is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option.

        Performance shares entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are “covered employees” under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profits after taxes), economic profit, inventory, total or net operating asset turnover, operating income, total shareholder return, return on equity, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate, or individual performance. The value in dollars is determined when the award is earned based on the fair market value of a share on the last day of the performance period.

        Payments with respect to stock appreciation rights and performance shares may be paid, as determined by the Committee, in cash, shares of Company Common Stock, or a combination of cash and shares, and payments with respect to performance shares may also be paid in deferred stock units providing for deferred payments of cash and shares. The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 1999 Plan.

        Restricted Stock and Other Stock-Based Awards.    Company Common Stock granted to recipients may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Committee, provide the participant with dividends and voting rights prior to vesting. No award of restricted stock may vest earlier than one year from the date of grant, except in the circumstances provided in the applicable agreement. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock, and phantom securities.

        Reload Options.    Certain options previously issued under the 1999 Plan provide for the issuance of “reload” options pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Exchange Act Rule 16b-3 or any other applicable law, the participant will, either automatically or subject to subsequent Committee approval, be granted a new option when the payment of the exercise price of the original option, or the payment of tax withholdings, is made through the delivery to the Company of shares held by such participant. The reload option will be a fully vested option to purchase the number of shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original option, will have a per share exercise price equal to the fair market value of a share as of the date of exercise of the original option, and will otherwise have terms and conditions as contained in the original option. Reload options do not increase the net equity position of a participant. The Company has not granted options with reload features since March 1, 2004, and does not intend to grant options with reload features in the future.

        After approval of the amended and restated 1999 Plan, to the extent that participants in the 1995 Plan have outstanding options allowing them to use the reload method of exercise, the participant will receive such reload option under the 1999 Plan.

TRANSFERABILITY

        During the lifetime of a participant to whom an award is granted, only such participant (or such participant’s legal representative or, if so provided in the applicable agreement in the case of a nonqualified stock option, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance shares, or other award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so will not be effective, except that an agreement may provide that: (a) an award may be transferable to a successor in the event of a participant’s death and (b) a nonqualified stock option may be transferable to any member of a participant’s “immediate family” (as such term is defined in Rule 16a-1(e) under the Exchange Act) or to a trust whose beneficiaries are members of such participant’s “immediate family” or partnerships in which such family members are the only partners, provided that the participant receives no consideration for the transfer and such transferred nonqualified stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

        The Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant’s agreement, or otherwise in the Committee’s discretion, which may include, without limitation, acceleration resulting from a “change in control” or a “fundamental change” (as those terms are defined in the 1999 Plan), or the participant’s death, disability, or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATIONS

        The 1999 Plan will remain in effect until May 4, 2009, or such earlier date on which the 1999 Plan is terminated as described below. The 1999 Plan also gives the Board the right to amend, modify, terminate or suspend the Plan, except that amendments to the Plan are subject to shareholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

        In the event of a “fundamental change,” recapitalizations, stock dividends, stock splits, or other relevant changes, the Committee has the discretion to adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and outstanding awards of performance shares and payments with regard thereto. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a “change in control.” Under the 1999 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of a “fundamental change” (defined as certain dissolutions, liquidations, mergers, consolidations, statutory share exchanges, or other similar events involving the Company).

FEDERAL TAX CONSIDERATIONS

        The Company has been advised by its counsel that awards made under the 1999 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

        Incentive Stock Options.    A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1999 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

        Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

        The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed below.

        Nonqualified Stock Options.    A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the 1999 Plan. At the time of exercise of a nonqualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

        Stock Appreciation Rights and Performance Shares.    Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance share award; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash or shares of Common Stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance share award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance share award are the same as described below with respect to a disposition of unrestricted shares.

        Restricted and Unrestricted Stock.    Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

        With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

        When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

WITHHOLDING

        The 1999 Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

VOTING REQUIREMENTS; RECOMMENDATION

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of the amended and restated 1999 Plan. Proxies solicited by the Board of Directors will be voted for approval of the amended and restated 1999 Plan unless shareholders specify otherwise in their proxies.

        For this purpose, a shareholder voting through a Proxy who abstains with respect to approval of the 1999 Plan is considered to be present and entitled to vote on the approval of the 1999 Plan at the Annual Meeting, and is in effect a negative vote. Under New York Stock Exchange rules, the votes cast on this proposal must exceed fifty percent of all shares entitled to vote. Accordingly, a shareholder who does not give authority to a Proxy to vote, including a broker non-vote, on the approval of the 1999 Plan shall have the effect of a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the year 2006 Annual Meeting should be sent to the Secretary of the Company at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, and must be received on or before November 15, 2006, to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the year 2007 Annual Meeting but not intended to be included in the Company’s Proxy Statement and form of Proxy for such meeting is not received by the Company on or before February 5, 2007, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named to vote in their discretion on such proposal without any discussion in the Company’s Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

        See “Directors – Election of Directors” with regard to certain requirements for nomination of persons for election as directors.

OTHER MATTERS

        So far as the management is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the same in accordance with their judgment on such other matters.

March 15, 2006	By Order of the Board of Directors Heidi M. Hoard, Secretary

APPENDIX A

TENNANT COMPANY
AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

        1.  Purpose.    The purpose of this Amended and Restated 1999 Stock Incentive Plan (the “Plan”), is to motivate key personnel to produce a superior return to the shareholders of Tennant Company (the “Company”) and its Affiliates by offering such individuals an opportunity to realize Stock appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

        2.  Definitions.    The capitalized terms used in this Plan have the meanings set forth below.

        (a)  “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

        (b)  “Agreement” means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

        (c)  “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or any Other Stock-Based Award.

        (d)  “Board” means the Board of Directors of the Company.

        (e)  “Change in Control” means:

        (i)  a majority of the directors of the Company shall be persons other than persons

        (A)  for whose election proxies shall have been solicited by the Board or

        (B)  who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

        (ii)  30% or more of the (1) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(e)(ii):

        (A)  any acquisition or beneficial ownership by the Company or a Subsidiary, or

        (B)  any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries,

        (C)  any acquisition or beneficial ownership by the Participant or any group that includes the Participant, or

        (D)  any acquisition or beneficial ownership by a Parent or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange which complies with paragraph 2(e)(iii)(A)(2) or the exception in paragraph 2(e)(iii)(B) hereof in all respects,

        (iii)  the shareholders of the Company approve a definitive agreement or plan to

        (A)  merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary or (2) a merger in which

        (a)  the Company is the surviving corporation,

        (b)  no Outstanding Company Voting Securities or Outstanding Company Common Stock (other than fractional shares) held by shareholders of the Company immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a Parent owning directly or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the Merger or (ii) cash upon the exercise by holders of Outstanding Company Voting Securities of statutory dissenters’ rights),

        (c)  the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of the surviving corporation or its Parent entitled to vote generally in the election of directors, and

        (d)  if voting securities of the Parent are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series),

        (B)  exchange, pursuant to a statutory share exchange, Outstanding Company Voting Securities of any one or more classes or series held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, except for (a) voting stock of a Parent owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of such Parent entitled to vote generally in the election of directors, and (ii) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series or (b) cash with respect to fractional shares of Outstanding Company Voting Securities or payable as a result of the exercise by holders of Outstanding Company Voting Securities of statutory dissenters’ rights,

        (C)  sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

        (D)  liquidate or dissolve the Company, except that it shall not constitute a Change in Control with respect to any Participant if a majority of the voting stock (or the voting equity interest) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its Parent (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the Participant or a group of persons, including the Participant, acting in concert.

        (f)  “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

        (g)  “Committee” means three or more Non-Employee Directors designated by the Board to administer this Plan under Section 3 hereof and constituted so as to permit this Plan to comply with Exchange Act Rule 16b-3.

        (h)  “Company” means Tennant Company, a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

        (i)  “Deferred Stock Unit” means a derivative security, the value of which will be equal to the value of a Share, having such characteristics as the Committee may determine.

        (j)  “Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

        (k)  “Employee” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Employee” shall also include other individuals and entities who are not “employees” of the Company or an Affiliate but who provide services to the Company or an Affiliate in the capacity of an independent contractor. References in this Plan to “employment” and related terms shall include the providing of services in any such capacity.

        (l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

        (m)  “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

        (i)  the closing sale price of a Share (A) on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System, or (B) if the Shares are not traded on such system, on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or (C) if the Shares are not quoted on the NYSE composite tape, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the date immediately preceding that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

        (ii)  if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 12(f) hereof.

        (n)  “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

        (o)  “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

        (p)  “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3.

        (q)  “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

        (r)  “Other Stock-Based Award” means an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

        (s)  “Option” means a right to purchase Stock, including both Non-Qualified Stock Options and Incentive Stock Options.

        (t)  “Parent” means a “parent corporation”, as that term is defined in Section 424(e) of the Code, or any successor provision.

        (u)  “Participant” means an Employee to whom an Award is made.

        (v)  “Performance Period” means the period of time as specified in an Agreement over which Performance Shares are to be earned.

        (w)  “Performance Shares” means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one Share, a variable percentage of which may vest depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

        (x)  “Plan” means this 1999 Stock Award Plan, as amended and in effect from time to time.

        (y)  “Prior Plans” means the 1995 Stock Incentive Plan and the 1998 Management Incentive Plan, each as amended.

        (z)  “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

        (aa)  “Retirement” means termination of employment on or after age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or termination of employment on or after age 62, provided in either case that the Employee has given the Company at least six months’ prior written notice of such termination, or as otherwise determined by the Committee.

        (bb)  “Share” means a share of Stock.

        (cc)  “Stock” means the common stock, $.375 par value per share (as such par value may be adjusted from time to time), of the Company.

        (dd)  “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

        (ee)  “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

        (ff)  “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under Section 12(i) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

        (gg)  “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

        Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

        3.  Administration.

        (a)  Authority of Committee.   The Committee shall administer this Plan. The Committee shall have exclusive power to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

        (b)  Delegation of Authority.   The Committee may delegate all or any part of its authority under this Plan to persons who are not Non-Employee Directors for purposes of determining and administering Awards solely to Employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

        (c)  Rule 16b-3 Compliance.   It is intended that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Participants who are then subject to the reporting requirements of Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

        (d)  Indemnification.   To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

        4.  Shares Available; Maximum Payouts.

        (a)  Shares Available.   The number of Shares available for distribution under this Plan is 1,053,230 (subject to adjustment under Section 12(f) hereof).

        (b)  Shares Again Available.   Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the Award expires without all Shares subject to such Award having been issued or because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any Shares that are the subject of Awards which are subsequently forfeited to the Company pursuant to the restrictions applicable to such Award may again be used for an Award under this plan. If a Participant exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise) may again be used for an Award under this Plan. If, in accordance with the Plan, a Participant uses Shares to (i) pay a purchase or exercise price, including an Option exercise price, or (ii) satisfy tax withholdings, such Shares may again be used for an Award under this Plan. Except as otherwise provided by the Committee, the provisions of this paragraph shall also apply to awards granted under the Prior Plans that are outstanding on the effective date of this Plan.

        (c)  Unexercised Awards.   Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or any Award settled in cash in lieu of Shares (except as provided in Section 4(b) hereof) shall be available for further Awards.

        (d)  No Fractional Shares.   No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share.

        (e)  Maximum Payouts.   No more than 25% of all Shares subject to this Plan may be granted in the aggregate pursuant to Restricted Stock and Other Stock-Based Awards.

        5.  Eligibility.    Awards may be granted under this Plan to any Employee at the discretion of the Committee.

         6.  General Terms of Awards.

        (a)  Awards.   Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock and Other Stock-Based Awards. Awards of Restricted Stock may, in the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether vesting is based on a period of time, the attainment of specified performance conditions or otherwise).

        (b)  Amount of Awards.   Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Shares subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

        (c)  Term.   Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period for Performance Shares, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant. An Agreement with a Participant ay permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration resulting from the occurrence of a Change in Control, a Fundamental Change, or the Participant’s death, Disability or Retirement. Acceleration of the Performance Period of Performance Shares shall be subject to Section 9(b) hereof.

        (d)  Agreements.   Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in this Plan.

        (e)  Transferability.   During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative or, if so provided in the applicable Agreement in the case of a Non-Qualified Stock Option, a permitted transferee as hereafter described) may exercise an Option or Stock Appreciation Right or receive payment with respect to Performance Shares or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Shares or other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so shall be of no effect. Notwithstanding the immediately preceding sentence, (i) an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death and (ii) an Agreement may provide that a Non-Qualified Stock Option shall be transferable to any member of a Participant’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant receives no consideration for the transfer. Any Non-Qualified Stock Option held by a permitted transferee shall continue to be subject to the same terms and conditions that were applicable to such Non-Qualified Stock Option immediately prior to its transfer and may be exercised by such permitted transferee as and to the extent that such Non-Qualified Stock Option has become exercisable and has not terminated in accordance with the provisions of this Plan and the applicable Agreement. For purposes of any provision of this Plan relating to notice to a Participant or to vesting or termination of a Non-Qualified Stock Option upon the termination of employment of a Participant, the references to “Participant” shall mean the original grantee of the Non-Qualified Stock Option and not any permitted transferee.

        (f)  Termination of Employment.   Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement, in case of termination of employment, the following provisions shall apply:

        (1)  Options and Stock Appreciation Rights.

        (i)  Death.   If a Participant who has been granted an Option or Stock Appreciation Rights shall die before such Option or Stock Appreciation Rights have expired, the Option or Stock Appreciation Rights shall become exercisable in full, and may be exercised by the Participant’s Successor at any time, or from time to time, within five years after the date of the Participant’s death.

        (ii)  Disability or Retirement.   If a Participant’s employment terminates because of Disability or Retirement, the Option or Stock Appreciation Rights shall become exercisable in full, and the Participant may exercise his or her Options or Stock Appreciation Rights at any time, or from time to time, within (x) five years after the date of such termination if such termination results from the Participant’s disability or (y) within three months, or such longer period as the Committee may permit, after the date of such termination if such termination results from the Participant’s Retirement.

        (iii)  Reasons other than Death, Disability or Retirement.   If a Participant’s employment terminates for any reason other than death, Disability or Retirement, the unvested or unexercised portion of any Award held by such Participant shall terminate at the date of termination of employment.

        (iv)  Expiration of Term.   Notwithstanding the foregoing paragraphs (i)-(iii), in no event shall an Option or a Stock Appreciation Right be exercisable after expiration of the Term of such Award.

        (2)  Performance Shares.   If a Participant’s employment with the Company or any of its Affiliates terminates during a Performance Period because of death, Disability or Retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement or otherwise, the Participant shall be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6(f)(2) or in the applicable Agreement, if a Participant’s employment terminates with the Company or any of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

        (3)  Restricted Stock.   Unless otherwise provided in the applicable Agreement, in case of a Participant’s death, Disability or Retirement, the Participant shall be entitled to receive that number of shares of Restricted Stock under outstanding Awards which has been pro rated for the portion of the Term of the Awards during which the Participant was employed by the Company or any Affiliate, and with respect to such Shares all restrictions shall lapse. Any shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such shares of Restricted Stock shall be forfeited to the Company.

        (g)  Rights as Shareholder.   A Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

        7.  Stock Options.

        (a)  Terms of All Options.   Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Employees who are not employees of the Company or an Affiliate. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery or tender to the Company of Shares held by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the Agreement. If the Committee so determines, the Agreement relating to any Option may provide for the issuance of “reload” Options pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Exchange Act Rule 16b-3 or any other applicable law, the Participant will, either automatically or subject to subsequent Committee approval, be granted a new Option when the payment of the exercise price of the original Option, or the payment of tax withholdings pursuant to Section 12(d) hereof, is made through the delivery or tender to the Company of Shares held by such Participant, such new “reload” Option (i) being an Option to purchase the number of Shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original Option, and (ii) having a per Share exercise price equal to the Fair Market Value as of the date of exercise of the original Option. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 50,000 Shares in the aggregate pursuant to Awards in any year under this Plan.

        (b)  Incentive Stock Options.   In addition to the other terms and conditions applicable to all Options:

        (i)  the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a Non-Qualified Stock Option;

        (ii)  an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

        (iii)  the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

        (iv)  notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under this Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (A) the option price for such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

        8.  Stock Appreciation Rights.    An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. As specified in Section 7(a) hereof, no Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 50,000 Shares in the aggregate pursuant to Awards in any year under this Plan.

        9.  Performance Shares.

        (a)  Initial Award.   An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in Stock, cash, Deferred Stock Units, or any combination thereof, as determined by the Committee. With respect to those Participants who are “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, such performance targets shall consist of one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), economic profit, inventory, total or net operating asset turnover, operating income, total shareholder return, return on equity, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a Performance Share Award. No Participant may receive Performance Shares (or Stock, cash, or Deferred Stock Units in payment therefor) relating to more than 50,000 Shares pursuant to Awards of Performance Shares in any year under this Plan. No more than 150,000 Shares in the aggregate may be issued pursuant to Awards of Performance Shares to all Participants under this Plan during the term of this Plan.

        (b)  Acceleration and Adjustment.   The Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Change in Control, a Fundamental Change, the Participant’s death, Disability or Retirement, a change in accounting practices of the Company or its Affiliates, or, with respect to payments in Stock for Performance Share Awards, a reclassification, stock dividend, stock split or stock combination as provided in Section 12(f) hereof.

        (c)  Valuation.   Each Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

        10.  Restricted Stock.    Subject to Section 4(e), Restricted Stock may be granted in the form of Shares registered in the name of the Participant but held by the Company until the end of the Term of the Award. Any employment conditions, performance conditions and the Term of the Award shall be established by the Committee in its discretion and included in the applicable Agreement. The Committee may provide in the applicable Agreement for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. No Award of Restricted Stock may vest earlier than one year from the date of grant, except as provided in the applicable Agreement.

        11.  Other Stock-Based Awards.    Subject to Section 4(e) the Committee may from time to time grant Awards of Stock, and other Awards under this Plan (collectively herein defined as “Other Stock-Based Awards”), including without limitation those Awards pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this

Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

        12.  General Provisions.

        (a)  Effective Date of this Plan.   This Plan shall become effective as of the date it is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company, provided that such approval and ratification occurs no later than May 31, 2006.

        (b)  Duration of this Plan.   Subject to earlier termination pursuant to Section 12(e), this Plan shall terminate on May 4, 2009; provided, however, that such termination shall not affect the rights of any holder of an Award that is outstanding at such time. No Award of an Incentive Stock Option shall be made more than ten years after the effective date provided in Section 12(a) hereof (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to be effective and deemed to be granted on the occurrence of certain specified contingencies.

        (c)  Right to Terminate Employment.   Nothing in this Plan or in any Agreement shall confer upon any Participant who is an Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

        (d)  Tax Withholding.   The Company may withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

        (e)  Amendment, Modification and Termination of this Plan.   Except as provided in this Section 12(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain this Plan in compliance with the requirements of Exchange Act Rule 16b-3, Section 422 of the Code, their successor provisions, or any other applicable law or regulation. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(b) or 12(f) hereof does not adversely affect any right of a Participant or other person under an Award.

        (f)  Adjustment for Changes in Capitalization.   Appropriate adjustments in the aggregate number and type of securities available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option exercise price as to any outstanding Options and, subject to Section 9(b) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 12(g) hereof), recapitalization, reclassification, stock dividend, stock split, stock combination, spin-off or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

        (g)  Fundamental Change.   In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

        (a)  with respect to a Fundamental Change that involves a merger, consolidation or statutory share exchange, make appropriate provisions for the protection of the outstanding options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of such surviving corporation, to be issuable upon the exercise of Options or used to calculate payments upon the exercise of Stock Appreciation Rights in lieu of Options, Stock Appreciation Rights and capital stock of the Company, or

        (b)  with respect to any Fundamental Change, including a merger, consolidation, or statutory share exchange, declare at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 12(g)) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 8 hereof, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 8, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section 12(g). At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 12(g), each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 12(g) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 12(g) only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

        (h)  Other Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        (i)  Beneficiary Upon Participant’s Death.   To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

        (j)  Unfunded Plan.   This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

        (k)  Limits of Liability.

        (i)  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

        (ii)  Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(b) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

        (a)  Compliance with Applicable Legal Requirements.   No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

        (b)  Deferrals and Settlements.   The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

        13.  Governing Law.    To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

        14.  Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        15.  Prior Plans.    Upon the effectiveness of this Plan as provided in Section 12(a) hereof, this Plan shall amend and restate the Company’s 1999 Stock Incentive Plan. All grants and awards heretofore or hereafter made under the Company’s 1999 Stock Incentive Plan (as in effect prior to the amendment and restatement thereof effected hereby) shall be governed by the terms thereof until the effectiveness of this Plan as provided in Section 12(a) hereof, after which time any grants made thereunder shall be subject to and governed by the terms of this Plan. Following the adoption of the amendment and restatement of this Plan by the Company’s shareholders as provided by Section 12(a) hereof, the Prior Plans shall terminate with respect to future grants. All grants and awards heretofore made under the Prior Plans shall continue in effect in accordance with the terms of such grants and awards and shall be governed by the terms of the Prior Plans.

TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS 10:30 a.m. Thursday, May 4, 2006 Radisson Hotel & Conference Center 3131 Campus Drive Plymouth, MN 55441

DIRECTIONS FROM THE NORTHWEST:
Rogers, St. Cloud, Elk River

Interstate 94 East to South 494.
Interstate 494 South to East Highway 55.
Left turn at Northwest Blvd.
Third left at Xenium. Second Block on Left.

DIRECTIONS FROM THE SOUTHWEST:
Eden Prairie, Minnetonka, Chaska

Interstate 494 North to Highway 55 East.
Left turn at Northwest Blvd.
Third left (north) at Xenium. Second Block on Left.

Enter the building through the entrance directly across
the driveway from the parking ramp.
DIRECTIONS FROM THE EAST:
Minneapolis

Interstate 394 West.
North on Interstate 494 to East on Highway 55.
Left turn (north) at Northwest Blvd.
Third left at Xenium. Second Block on Left.

DIRECTIONS FROM THE NORTHEAST:
Brooklyn Center, Fridley

Interstate 694 West to 494 South.
Interstate 494 South to East Highway 55.
Left turn at Northwest Blvd.
Third left (north) at Xenium. Second Block on Left.

DIRECTIONS FROM THE AIRPORT & SOUTHEAST AREA:
Bloomington, Edina, St. Paul

Interstate 494 West to North 494.
North on Interstate 494 to East Highway 55.
Left turn (north) at Northwest Blvd.
Third left at Xenium. Second Block on Left.

TENNANT COMPANY 701 North Lilac Drive P.O. Box 1452 Minneapolis, MN 55440	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Heidi M. Hoard and Thomas Paulson, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or either of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the “Company”) held of record by the undersigned on March 6, 2006, at the Annual Meeting of Shareholders to be held on May 4, 2006, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Furthermore, if I am a participant in the Tennant Company Profit Sharing and Employee Stock Ownership Plan (the “Plan”), I hereby instruct Vanguard Fiduciary Trust Company, as Trustee of the Plan, to “vote,” in the manner specified in the Plan, at the Annual Meeting of Shareholders, and at any adjournment thereof, all shares of Common Stock of the Company held in the Plan with respect to which I have authority to direct voting.

I understand that the Trustee will vote, in accordance with my instructions, the shares of the Company’s Common Stock allocated to my account under the Plan. The Trustee is hereby instructed to vote as indicated herein on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement dated March 15, 2006.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 5:00 P.M. (EST) ON MAY 3, 2006, I UNDERSTAND THAT THE TRUSTEE WILL VOTE MY SHARES IN THE SAME PROPORTION AS THE SHARES OF ALL PARTICIPANTS WHO GAVE DIRECTIONS.

The undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies and, if applicable, the Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 3, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tnc/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 3, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Tennant Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
\|/   Please detach here   \|/

1.	TO ELECT DIRECTORS: such that the total number of directors is eight:	01 Jeffrey A. Balagna 02 Edwin L. Russell 03 Steven A. Sonnenberg	☐	FOR all nominees (except as marked)	☐	WITHHOLD AUTHORITY To vote for all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

If elected, Mr. Balagna, Mr. Russell and Mr. Sonnenberg will serve for a term of three years.

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent registered public accounting firm of the Company.	☐ For	☐ Against	☐ Abstain
3.	TO APPROVE THE AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN.	☐ For	☐ Against	☐ Abstain
4.	IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Change? Mark Box ☐ Indicate changes below:		Date ___________________________, 2006

Signature(s) in Box Please sign exactly as name appears to the left.